Exhibit 4.2

EXECUTION COPY

COMPAÑÍA MINERA MILPO S.A.A.

as Issuer

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee, Registrar, Paying Agent and Transfer Agent

and

DEUTSCHE BANK LUXEMBOURG S.A.

as Luxembourg Paying Agent

INDENTURE

Dated as of March 28, 2013

4.625% SENIOR NOTES DUE 2023

i

(continued)

(continued)

(continued)

EXHIBIT A                                                   Form of Note

EXHIBIT B                                                   Form of Certificate for Transfer to QIB

EXHIBIT C                                                   Form of Certificate for Transfer Pursuant to Regulation S

EXHIBIT D                                                   Form of Certificate for Transfer Pursuant to Rule 144

v

INDENTURE, dated as of March 28, 2013, between Compañía Minera Milpo S.A.A., a sociedad anónima abierta incorporated and existing under the laws of the Republic of Peru (the “Company”), Deutsche Bank Trust Company Americas, a corporation organized under the laws of the State of New York and authorized to conduct a banking business, as trustee (the “Trustee”), registrar, paying agent and transfer agent, and Deutsche Bank Luxembourg S.A., as Luxembourg paying agent (the “Luxembourg Paying Agent”).

Each party agrees as follows for the benefit of the other parties and of the Holders of the Initial Notes and any Additional Notes (in each case as defined herein):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1                                    Definitions.

“Additional Amounts” has the meaning set forth under Section 3.12(a).

“Additional Note Board Resolutions” means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers’ Certificate providing for the issuance of Additional Notes.

“Additional Note Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Company and the Trustee pursuant to Article IX providing for the issuance of Additional Notes.

“Additional Notes” means any additional Notes as specified in the relevant Additional Note Board Resolutions or Additional Note Supplemental Indenture issued therefor in accordance with this Indenture.

“Affiliate” means, with respect to any specified Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (b) any other Person who is a director or officer (i) of such specified Person, (ii) of any subsidiary of such specified Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning assigned to it in Section 2.7(b).

“Authenticating Agent” has the meaning assigned to it in Section 2.2(d).

“Authorized Agent” has the meaning assigned to it in Section 11.6(d).

“Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. federal or state law or non-U.S. law for the relief of debtors, including the Peruvian Law No. 27809 (Ley General del Sistema Concursal).

“Board of Directors” means, with respect to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or any day on which banking institutions are authorized or required by law to close in New York City, United States or in Lima, Peru.

“Capital Lease Obligations” means, with respect to any Person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with IFRS; the amount of such obligation will be the capitalized amount thereof, determined in accordance with IFRS; and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any person, any and all shares of stock, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting), such person’s equity including any preferred stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Certificated Note” means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.8 and Exhibit A.

“Change of Control” means if any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company.

“Change of Control Notice” means notice of a Change of Control Offer made by the Company pursuant to Section 3.9, which shall be sent in accordance with Section 11.1, which notice shall govern the terms of the Change of Control Offer and shall state:

(1)                                 that a Change of Control that results in a Ratings Decline has occurred, the circumstances or events causing such Change of Control that results in a Ratings Decline, that a Change of Control Offer is being made pursuant to Section 3.9, and that all Notes or portions thereof that are properly tendered and not withdrawn shall be accepted for payment;

(2)                                 the Change of Control Payment;

(3)                                 an expiration date not less than 30 days or more than 60 days after the date of the offer (the “Expiration Date”);

(4)                                 the settlement date for purchase (the “Purchase Date”) not more than five Business Days after the Expiration Date;

(5)                                 that on the Purchase Date, the purchase price will become due and payable on each Note accepted for payment;

(6)                                 that any Notes or portions thereof not tendered or accepted for payment shall continue to accrue interest;

(7)                                 that, unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Purchase Date;

(8)                                 that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

(9)                                 that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Purchase Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder’s election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

(10)                          that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be U.S.$200,000 or an integral multiple of U.S.$1,000 in excess thereof;

(11)                          that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part shall be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion shall be equal in principal amount to U.S.$200,000 or an integral multiple of U.S.$1,000 in excess thereof;

(12)                          that the Trustee shall return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on the schedule of increases and decreases thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

(13)                          any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.9.

If such Change of Control Notice is given prior to the date of consummation of the Change of Control, it shall state that the Change of Control Offer is conditioned on the Change of Control occurring on or prior to the Purchase Date.

“Change of Control Offer” has the meaning assigned to it in Section 3.9(b).

“Change of Control Payment” has the meaning assigned to it in Section 3.9(a).

“Closing Date” means the date that the Initial Notes under this Indenture are issued.

“Company” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Surviving Entity.

“Company Order” has the meaning assigned to it in Section 2.2(c).

“Consolidated Total Assets” means the total assets of the Company and its Subsidiaries, based (i) on the balance sheet for the fiscal quarter most recently ended for which internal financial statements are available, (ii) in accordance with IFRS and (iii) on a pro forma basis to give effect to any acquisition or disposition of companies, divisions, lines of businesses or operations by the Company and its Subsidiaries subsequent to such date and on or prior to the date of determination.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 60 Wall Street, Mailstop NYC 60-2710, New York, NY 10005, for all other purposes, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal Corporate Trust Office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning assigned to it in Section 8.1(c).

“Debt” means, with respect to any Person (a “Debtor”), without duplication:

(1)                                 the principal in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by Notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable (but excluding trade accounts payable or other short-term obligations to suppliers or customers payable within 360 days, in each case arising in the ordinary course of business);

(2)                                 all Capital Lease Obligations of such Person;

(3)                                 all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are payable on customary trade terms or which are being contested in good faith);

(4)                                 all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(5)                                 all Hedging Obligations;

(6)                                 all obligations of the type referred to in clauses (1) through (4) above of other Persons for the payment of which such Person is responsible or liable as obligor or guarantor (other than obligations of other Persons that are customers or suppliers of such Person for which such Person is or becomes so responsible or liable in the ordinary course of business to (but only to) the extent that such Person does not, or is not required to, make payment in respect thereof); and

(7)                                 all obligations of the type referred to in clauses (1) through (5) above of other Persons secured by any Lien on any property or asset of such Debtor other than the Capital Stock of such other Person (whether or not such obligation is assumed by such Debtor), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with IFRS.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning assigned to it in paragraph 1 of the Form of Reverse Side of Note contained in Exhibit A.

“Distribution Compliance Period” means, with respect to any Regulation S Global Note, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to Persons other than distributors (as defined in

Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

“Event of Default” has the meaning assigned to it in Section 6.1(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Expiration Date” has the meaning assigned to it in the definition of “Change of Control Notice” in this Section 1.1.

“Fitch” means Fitch, Inc., or any successor thereto.

“Global Note” means any Note issued in fully-registered, global form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.8 and Exhibit A.

“Governmental Authority” means any government, court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any country, state, county, city or other political subdivision, having jurisdiction over the matter or matters in question.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” means, with respect to any Person, the net amount, exclusive of any commissions or administrative fees, that such Person would be obligated to pay upon termination of any swap agreement, exchange agreement, option, forward or futures contract or other similar agreement or arrangement designed to protect such Person against changes in commodities prices, interest rates or foreign exchange rates.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“IFRS” means International Financial Reporting Standards, as issued and interpreted by the International Accounting Standards Board (IASB), as in effect from time to time.

“Indenture” means this Indenture, as amended or supplemented from time to time, including the Exhibits hereto, and any supplemental indenture hereto.

“Initial Notes” means any of the Company’s 4.625% Senior Notes due 2023 issued on the Issue Date, and any replacement Notes issued therefor in accordance with this Indenture.

“Interest Payment Date” means the stated due date of an installment of interest on the Notes as specified in the Form of Face of Note contained in Exhibit A.

“Investment Grade” means any of (i) BBB- or higher by Standard & Poor’s, or (ii) Baa3 or higher by Moody’s or (iii) BBB- or higher by Fitch, or the equivalent of such global ratings by any of Standard & Poor’s, Moody’s, Fitch or any other Rating Agency.

“Issue Date” means the date of this Indenture (being the original issue date of Notes hereunder).

“Issuer Substitution Documents” has the meaning set forth under Section 10.1(a).

“Legal Defeasance” has the meaning assigned to it in Section 8.1(b).

“Legal Holiday” has the meaning assigned to it in Section 11.5.

“Lien” means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar Lien; provided that the lessee in respect of a Capital Lease Obligation or Sale and Leaseback Transaction will be deemed to have incurred a Lien on the property leased thereunder; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Paying Agent” means the party named as such in the introductory paragraph of this Indenture until such party resigns or is removed by the Company from such role; provided that, if such party is replaced by a successor in accordance with the terms of this Indenture, “Luxembourg Paying Agent” shall thereafter mean such successor.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Maturity Date” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase right or otherwise.

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Note Custodian” means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.

“Note Register” has the meaning assigned to it in Section 2.3(a).

“Notes” means, collectively, the Initial Notes and any Additional Notes issued under this Indenture.

“Offering Memorandum” means the Company’s offering memorandum dated March 21, 2013, used in connection with the Original Offering of Notes.

“Officer” means, when used in connection with any action to be taken by the Company or Subsidiary, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Director of Corporate Finance, the Chief Legal Officer, the Treasurer or any Assistant Treasurer and the Secretary or any Assistant Secretary (or, in each case, the officers of the Company with equivalent positions).

“Officers’ Certificate” means, when used in connection with any action to be taken by the Company or Subsidiary, a certificate signed by two Officers of the Company or such Subsidiary, and delivered to the Trustee.

“Opinion of Counsel” means an opinion in writing signed by internationally recognized legal counsel.

“Original Offering of Notes” means the original private offering of the Initial Notes, which were issued on the Issue Date.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)                                 Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2)                                 Notes, or portions thereof, for payment, redemption or, in the case of a Change of Control Offer, purchase of, which money in the necessary amount has been theretofor deposited with the Trustee or any Paying Agent (other than the Company or an Affiliate of the Company) in trust or set aside and segregated in trust by the Company or an Affiliate of the Company (if the Company or such Affiliate of the Company is acting as Paying Agent) for the Holders of such Notes; provided that, if Notes are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(3)                                 Notes which have been surrendered pursuant to Section 2.10 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company; and

(4)                                 solely to the extent provided in Article VIII, Notes which are subject to Legal Defeasance or Covenant Defeasance as provided in Article VIII;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor under the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Paying Agent” has the meaning assigned to it in Section 2.3(a).

“Payment Default” has the meaning set forth under Section 6.1(a)(iv).

“Permitted Holder” means each of (i) Hejoassu Administração S.A. and its Subsidiaries, (ii) any of Mr. Antonio Ermírio de Moraes, Mr. Ermírio Pereira de Moraes, Mrs. Maria Helena de Moraes Scripilliti and Mr. José Ermírio de Moraes Filho and any of their descendants, (iii) any Affiliate of any of the foregoing referred to in clauses (i) and (ii), and (iv) any corporation, partnership, joint venture, association, trust, unincorporated organization, or any other entity or group formed pursuant to a shareholders, control or voting agreement or similar agreement, of which any one or more of the Permitted Holders referred to in clauses (i), (ii) or (iii) hereof is a shareholder, partner, beneficiary, member or party.

“Person” means any corporation, partnership, joint venture, trust, limited liability company or unincorporated organization.

“Peru” means the Republic of Perú.

“Post-Petition Interest” means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Debt, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Private Placement Legend” has the meaning assigned to it in Section 2.8(b).

“Purchase Date” has the meaning assigned to it in the definition of “Change of Control Notice” in this Section 1.1.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

“Rating Agency” means each of (i) Standard & Poor’s, (ii) Moody’s and (iii) Fitch, or their respective successors.  In the event that any of S&P, Moody’s or Fitch is no longer in existence or issuing ratings, such organization may be replaced by a nationally recognized United States securities rating agency or agencies, as the case may be, designated by the Company with notice to the Trustee.

“Ratings Decline” means that at any time within 90 days after the earlier of the date of public notice of a Change of Control and the date on which the Company or any other Person publicly declares its intention to effect a Change of Control, (i) in the event the Notes are assigned an Investment Grade rating by at least two of the Rating Agencies prior to such public notice or declaration, the rating assigned to the Notes by at least two of the Rating Agencies is below an Investment Grade rating and none of the Rating Agencies assign an Investment Grade rating to the Notes; or (ii) in the event the ratings assigned to the Notes by at least two of the Rating Agencies prior to such public notice or declaration are below an Investment Grade rating and none of the Rating Agencies assign an Investment Grade rating to the Notes, the rating assigned to the Notes by at least two of the Rating Agencies is decreased by one or more categories (i.e., notches); provided that, in each case, any such Ratings Decline is expressly stated by the applicable Rating Agencies to have been the result of the Change of Control.

“Record Date” has the meaning assigned to it in the Form of Face of Note contained in Exhibit A.

“Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and the Notes.

“Registrar” has the meaning assigned to it in Section 2.3(a).

“Regulation S” means Regulation S under the Securities Act or any successor regulation.

“Regulation S Global Note” has the meaning assigned to it in Section 2.1(e).

“Relevant Taxes” has the meaning assigned to it in Section 3.12(a).

“Resale Restriction Termination Date” means, for any Restricted Note (or beneficial interest therein), one year (or such other period specified in Rule 144(k)) from the Issue Date or, if any Additional Notes that are Restricted Notes have been issued before the Resale Restriction Termination Date for any Restricted Notes, from the latest such original issue date of such Additional Notes.

“Restricted Note” means any Initial Note (or beneficial interest therein) or any Additional Note (or beneficial interest therein), until such time as:

(1)                                 the Resale Restriction Termination Date therefor has passed;

(2)                                 such Note is a Regulation S Global Note and the Distribution Compliance Period therefor has terminated; or

(3)                                 the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.9(e) or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.

“Restricted Property” means any mineral property, concentrate plant, power plant or transmission lines of the Company or any Significant Subsidiary and any capital stock of any subsidiary directly owning any such mineral property, power plant or transmission lines.  This term excludes any mineral property, concentrate plant, power plant or transmission lines of the Company or any Significant Subsidiary that in the good faith opinion of the Company’s board of directors is not materially important to the total business conducted by the Company and its Subsidiaries, taken as a whole.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule).

“Rule 144A Global Note” has the meaning assigned to it in Section 2.1(d).

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Subsidiary of any property, whether owned by the Company or any Subsidiary at the Closing Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary of the Company which at the time of determination either (i) had assets which, based on the consolidated balance sheet of the Company for the fiscal quarter most recently ended for which internal financial statements are available, constituted at least 10% of the Company’s total assets on a consolidated basis as of such date or (ii) had revenues for the twelve-month period which, based on the consolidated income statements of the Company for the fiscal quarter most recently ended for which internal financial statements are available, constituted at least 10% of the Company’s total revenues on a consolidated basis for such period, in each case, (i) measured in accordance with IFRS and (ii) on a pro forma basis to give effect to any acquisition or disposition of companies, divisions, lines of businesses or operations by the Company and its Subsidiaries subsequent to such date and on or prior to the date of determination.

“SMV” means the Superintendencia del Mercado de Valores (Peruvian Securities Markets Superintendency), or any successor entity.

“Special Record Date” has the meaning assigned to it in Section 2.13(a).

“Standard & Poor’s” means Standard & Poor’s Ratings Services, or any successor thereto.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination thereof).

“Surviving Entity” has the meaning set forth under Section 4.1(a).

“Transfer Agent” has the meaning assigned to it in Section 2.3(a).

“Transparency Directive” has the meaning assigned to it in Section 3.11(a).

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department (or any successor group of the Trustee) of the Trustee, having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

“U.S. Dollars” or “U.S.$” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” means, with respect to the Company as of any date, the Capital Stock of the Company that is at the time entitled to vote generally in the election of the board of directors of the Company and in respect of other matters presented at shareholders’ meetings of the Company.

“Wholly Owned Subsidiary” means any entity of which at least 95% of the outstanding Capital Stock or other ownership interests (other than directors’ qualifying shares) of such entity shall at the time be owned, directly or indirectly, by another Person.

Section 1.2            Rules of Construction.  Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(3)           “or” is not exclusive;

(4)           “including” means including without limitation;

(5)           words in the singular include the plural and words in the plural include the singular;

(6)           references to the payment of principal of the Notes shall include applicable premium, if any;

(7)           references to payments on the Notes shall include Additional Amounts payable on the Notes, if any;

(8)           all references to Sections or Articles refer to Sections or Articles of this Indenture;

(9)           references to any law are to be construed as including all statutory and regulatory provisions or rules consolidating, amending, replacing, supplementing or implementing such law; and

(10)         the term “obligor,” when used with respect to the Notes, means the Company and any other obligor as of the date of this Indenture.

ARTICLE II

THE NOTES

Section 2.1            Form and Dating.

(a)           The Initial Notes are being originally issued by the Company on the Issue Date.  The Notes shall be issued in fully registered certificated global form without coupon, and in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.  The Notes and the certificate of authentication shall be substantially in the form of Exhibit A.

(b)           The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.  Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects.  Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

(c)           The Notes may have notations, legends or endorsements as specified in Section 2.8 or as otherwise required by law, stock exchange rule or DTC rule or usage.  The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them.  Each Note shall be dated the date of its authentication.

(d)           Notes originally offered and sold to QIBs in reliance on Rule 144A shall be represented by one or more permanent Global Notes (which may be subdivided) in fully registered form without interest coupons (each, a “Rule 144A Global Note”).

(e)           Notes originally offered and sold outside the United States of America in reliance on Regulation S shall be represented by one or more permanent Global Notes (which may be subdivided) in fully registered form without interest coupons (each, a “Regulation S Global Note”).

Section 2.2            Execution and Authentication.

(a)           An Officer shall sign the Notes for the Company by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(b)           A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note.  The signature of the Trustee on the certificate of authentication on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

(c)           At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Company signed by an Officer of the Company (the “Company Order”).  A Company Order shall specify the amount of the Notes to be authenticated and the date on which such original issue of Notes is to be authenticated.

(d)           The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes.  Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

(e)           In case a Surviving Entity has executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Surviving Entity, be exchanged for other

Notes executed in the name of the Surviving Entity with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Surviving Entity, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange.  If Notes shall at any time be authenticated and delivered in any new name of a Surviving Entity pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such Surviving Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

(f)            The Trustee and the Authenticating Agent shall have the right to decline to authenticate and deliver any Notes under this Section 2.2 if the Trustee in good faith determines that such action may not lawfully be taken or if the Trustee in good faith determines that such action would expose the Trustee or the Authenticating Agent to personal liability, unless indemnity and/or security satisfactory to the Trustee or the Authenticating Agent, as applicable, against such liability is provided to the Trustee or the Authenticating Agent, as applicable.

Section 2.3            Registrar, Transfer Agent and Paying Agent.

(a)           Upon any issuance of individual definitive Notes, the Company shall maintain an office or agency in the Borough of Manhattan, City of New York, and, as long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, in Luxembourg (which office or agency may be, in the case of presentment or surrender of the Notes for registration of transfer or for exchange and presentment for payment, the Corporate Trust Office of the Trustee or an Affiliate of the Trustee), where Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar” and “Transfer Agent,” respectively) and where Notes may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”).  The Company may have one or more co-Registrars and one or more additional paying agents or transfer agents.  The terms “Paying Agent” and “Transfer Agent” include any additional paying agent and any additional transfer agent, as the case may be.

(b)           The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Transfer Agent or co-Registrar not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of each such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7.  The Company or any of its Subsidiaries may act as Paying Agent, Registrar, co-Registrar or Transfer Agent.

(c)           The Company initially appoints the Corporate Trust Office as Registrar, Paying Agent and Transfer Agent (and the Corporate Trust Office hereby accepts such appointment), until such time as another Person is appointed as such, and Deutsche Bank Luxembourg S.A., as Luxembourg Paying Agent (and Deutsche Bank Luxembourg S.A., hereby accepts such appointment), until such time as another Person is appointed as such.

(d)           The Company shall, to the extent permitted by law, ensure that it maintains a Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the European Union Council of Economic and Finance (“ECOFIN”) council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive.

(e)           In accordance with Section 11.1, the Company shall notify Holders of any change in respect to the Registrar, Paying Agent and Transfer Agent.

Section 2.4            Paying Agent to Hold Money in Trust.  The Company shall require each Paying Agent (other than the Trustee) to agree that such Paying Agent shall hold in trust separate and apart from, and not commingle with any other properties, for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes (whether such money has been distributed to it by the Company or any other obligor of the Notes) in accordance with the terms of this Indenture and shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment.  If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.4, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee.  Upon any proceeding under any Bankruptcy Law with respect to the Company or any Affiliate of the Company, if the Company or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company or such Affiliate as Paying Agent.

The receipt by the Paying Agent or the Trustee from the Company of each payment of principal, interest and/or other amounts due in respect of the Notes in the manner specified herein and on the date on which such amount of principal, interest and/or other amounts are then due, shall satisfy the obligations of the Company herein and under the Notes to make such payment to the Holders on the due date thereof; provided, however, that the liability of any Paying Agent hereunder shall not exceed any amounts paid to it by the Company, or held by it, on behalf of the Holders under this Indenture.

Section 2.5            CUSIP and ISIN Numbers.  In issuing the Notes, the Company may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any initial CUSIP and/or ISIN numbers and any change in the CUSIP or ISIN numbers.

Section 2.6            Holder Lists.  The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.

If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.7            Global Note Provisions.

(a)           Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC; (ii) be delivered to the Note Custodian; and (iii) bear the appropriate legend, as set forth in Section 2.8 and Exhibit A.  Any Global Note may be represented by more than one certificate.  The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

(b)           Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC.  The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(c)           Except as provided below, owners of beneficial interests in Global Notes shall not be entitled to receive Certificated Notes.  Global Notes shall be exchangeable for Certificated Notes only in the following limited circumstances:

(i)            DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice;

(ii)           the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable; or

(iii)          an Event of Default has occurred and is continuing with respect to the Notes.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.7(c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

Section 2.8            Legends.

(a)           Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.

(b)           Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A on the face thereof (the “Private Placement Legend”).

Section 2.9            Transfer and Exchange.

(a)           Notes may be transferred in whole or in part in an authorized denomination upon the surrender of the Note to be transferred, together with the form of transfer endorsed on it duly completed and executed, at the specified office of the Registrar or the specified office of any Transfer Agent.  Each new Note to be issued upon exchange of Notes or transfer of Notes will, within three Business Days of the receipt of a request for exchange or form of transfer, be mailed at the risk of the Holder entitled to the Note to such address as may be specified in such request or form of transfer.

Transfer will be effected without charge by or on behalf of the Company, the Registrar or the Transfer Agents, but upon payment, or the giving of such indemnity as the Registrar or the relevant Transfer Agent may require, in respect of any tax or other governmental charges which may be imposed in relation to it.  The Company is not required to transfer or exchange any Note selected for redemption

(b)           The following provisions shall apply with respect to any proposed transfer of an interest in a Rule 144A Global Note that is a Restricted Note: if (1) the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, subject to the rules and procedures of DTC, upon receipt by the Note Custodian and Registrar of:

(i)            instructions from the Holder of the Rule 144A Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred; and

(ii)           a certificate in the form of Exhibit C from the transferor,

the Note Custodian and Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

(c)           If the owner of a beneficial interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A prior to the expiration of the Distribution Compliance Period therefor, subject to the rules and procedures of DTC, upon receipt by the Note Custodian and Registrar of:

(i)            instructions from the Holder of the Regulation S Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred; and

(ii)           a certificate in the form of Exhibit B duly executed by the transferor,

the Note Custodian and Registrar shall increase the Rule 144A Global Note and decrease the Regulation S Global Note by such amount in accordance with the foregoing.

(d)           Other Transfers.  Any transfer of Restricted Notes not described in this Section 2.9 (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the rules and procedures of DTC, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Company of such Opinions of Counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with Section 2.9(e).

(e)           Use and Removal of Private Placement Legends.  Upon the registration of transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing (or not required to bear upon such registration of transfer, exchange or replacement) a Private Placement Legend, the Company shall direct the Note Custodian and Registrar to exchange such Notes (or beneficial interests) for beneficial interests in a Global Note (or Certificated Notes if they have been issued pursuant to Section 2.7(c)) that does not bear a Private Placement Legend.  Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Note Custodian and Registrar shall deliver only Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless:

(i)            such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit D and an Opinion of Counsel reasonably satisfactory to the Company;

(ii)           such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor;

(iii)          a transfer of such Notes is made pursuant to an effective shelf registration statement, in which case the Private Placement Legend shall be removed from such Note so transferred at the request of the Holder; or

(iv)          in connection with such registration of transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel addressed to the Company, the Trustee and the Company and other evidence reasonably satisfactory to it to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor.  The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) upon transfer of such interest pursuant to any of clauses (i) through (iv) of this Section 2.9(e).

(f)            Consolidation of Global Notes.  Nothing in this Indenture shall provide for the consolidation of any Notes with any other Notes unless they constitute, as determined pursuant to an Opinion of Counsel, the same classes of securities for U.S. federal income tax purposes.

(g)           Retention of Documents.  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(h)           Execution, Authentication of Notes, etc.

(i)            Subject to the other provisions of this Section 2.9, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.  To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company shall execute and upon Company Order the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar’s or co-Registrar’s request.

(ii)           No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company, the Registrar, or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessment, or similar governmental charge payable in connection therewith.

(iii)          The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning: (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing; or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date.

(iv)          Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever (whether or not such Note is overdue and regardless of any notice of ownership, trust or any interest in it, writing on, or theft or loss of, the definitive Note issued in respect of it), and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

(v)           All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(vi)          The Registrar shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee.

(i)            No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC.  The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(ii)           None of the Trustee, the Registrar or any co-Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the express terms of this Indenture, to examine the same to determine if it substantially complies on its face as to form with the express requirements hereof, and to notify the party delivering the same if the certificate does not so comply.

Section 2.10          Mutilated, Destroyed, Lost or Stolen Notes.

(a)           If a mutilated or defaced Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or stolen and if the requirements of Section 8-405 of the Uniform Commercial Code of the State of New York are met, the

Company shall execute and upon Company Order the Trustee shall authenticate a replacement Note if the Holder satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Company, such Holder shall furnish satisfactory evidence of the destruction, loss or theft and security or indemnity sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or a Trust Officer of the Trustee that such Note has been acquired by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code of the State of New York), the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated or defaced Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, and bearing interest from the date to which interest has been paid on such Note, in exchange and substitution for such Note (upon surrender and cancellation thereof in the case of a mutilated or defaced Note) or in lieu of and substitution for such Note bearing a number not contemporaneously Outstanding.

(b)           Upon the issuance of any new Note under this Section 2.10, the Company, the Trustee and the Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Company’s counsel, the Trustee and its counsel) in connection therewith.

(c)           In case any mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company may, in its discretion, pay such Notes instead of issuing a new Note in replacement thereof.

(d)           Every new Note issued pursuant to this Section 2.10 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(e)           The provisions of this Section 2.10 shall be exclusive and shall be in lieu of, to the fullest extent permitted by applicable law, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11          Temporary Notes.  Until definitive Notes are ready for delivery, the Company may execute and upon Company Order the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and execute and upon Company Order the Trustee shall authenticate definitive Notes.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery in exchange therefor one or more definitive Notes representing an equal principal amount of Notes.  Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

Section 2.12          Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar, co-Registrar, if any, and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its customary procedures or return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation.  Subject to Section 2.10, the Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Company Order.

Section 2.13          Defaulted Interest.  When any installment of interest becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest.  Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 2.13(a) or Section 2.13(b).

(a)           The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.13(a).  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.13(b).

(b)           Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.13(b) such manner of payment shall be deemed practicable by the Trustee.

Section 2.14          Additional Notes.  The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without notice to or consent of the Holders, create and issue an unlimited principal amount of Additional Notes pursuant to this Indenture having terms and conditions set forth in Exhibit A identical in all respects to those of the Initial Notes, except that Additional Notes:

(a)           may have a different issue price, issue date and, if applicable, date from which the interest shall accrue from the Initial Notes; and

(b)           may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on the Initial Notes;

provided, however, that unless such Additional Notes are issued under a separate CUSIP, such Additional Notes will be fungible with the Initial Notes for U.S. federal income tax purposes or, if such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, neither the Initial Notes nor the Additional Notes are issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

Section 2.15          Open Market Purchases.

(a)           The Company or any of its Affiliates may at any time purchase Notes in the open market or otherwise at any price.  Any such purchased Notes (i) will not be resold, except in compliance with applicable requirements or exemptions under any relevant securities laws, and (ii) at the option of the Company, may be canceled or remain outstanding.

ARTICLE III

COVENANTS

Section 3.1            Payment of Notes.

(a)           The Company shall pay the principal of and premium, if any, and interest (including Defaulted Interest) on the Notes in U.S. Dollars on the dates and in the manner provided in the Notes and in this Indenture.

(b)           The Company shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on the Notes to the Persons in whose name the Notes are registered on the relevant Record Date and shall pay principal and premium, if any, on the Notes to the Persons in whose name the Notes are registered at the close of business on the fifth day before the due date for such payment.  Payments of principal, premium, if any, and interest in respect of each Note shall be made by a Paying Agent by wire transfer to a U.S. Dollar account maintained by the payee with a bank in New York City.  The Company will make payments of principal and premium, if any, upon surrender of the relevant Notes at the specified office of the Trustee or any of the Paying Agents.

(c)           Prior to 12:00 noon (New York City time) at least one Business Day prior to each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments due on such

Interest Payment Date or Maturity Date, as the case may be.  The Paying and Transfer Agent shall not be bound to make any payment until it has received the full amount due to be paid to it pursuant to this Section 3.1.  If the Company or an Affiliate of the Company is acting as Paying Agent, the Company or such Affiliate shall, prior to 12:00 noon (New York City time) on each Interest Payment Date and the Maturity Date, segregate and hold in trust U.S. Dollars sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be.  Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company or an Affiliate of the Company) holds in accordance with this Indenture U.S. Dollars designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.  Notwithstanding the foregoing, the Company may elect to make the payments of interest by check mailed to the registered Holders at their registered addresses.

(d)           Notwithstanding anything to the contrary contained in this Indenture, all payments in respect of the Notes will be subject in all cases to any applicable tax or other laws and regulations, but without prejudice to the provisions described under Section 3.12.  No fees or expenses will be charged to the Holders in respect of such payments.

Section 3.2            Maintenance of Office or Agency.

(a)           The Company shall maintain each office or agency required under Section 2.3 where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency.

(b)           The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York or, so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, in Luxembourg, for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 3.3            Corporate Existence.  Subject to Article IV, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 3.4            Payment of Taxes.  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges (including present or future stamp or other issuance or transfer taxes) or duties levied or imposed upon the Company or for which it is otherwise liable, or upon the income, profits or property of the Company; provided, however, that, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with IFRS or where the failure to effect such payment shall not have a material adverse effect upon the financial condition of the Company and its Subsidiaries, taken as a whole, or on the performance of the Company’s obligations hereunder.

Section 3.5            Further Instruments and Acts.  The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as may be required by applicable law to carry out more effectively the purpose of this Indenture.

Section 3.6            Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the fullest extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture.  The Company hereby expressly waives (to the fullest extent permitted by applicable law) all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 3.7            Limitation on Liens.

(a)           The Company shall not, and will not permit any Significant Subsidiary to, permit to exist any Debt of the Company or any Significant Subsidiary that is secured by a Lien upon any of its Restricted Property unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such obligation for so long as such obligation is so secured; provided, however, that the foregoing restriction shall not apply to:

(i)            any Lien existing on the Closing Date;

(ii)           any Lien on any property or assets (including Capital Stock of any Person) securing Debt incurred for purposes of financing the acquisition, construction or improvement of such property or assets including related transaction fees and expenses (or securing Debt incurred to refinance a bridge or other interim financing that is initially incurred for the purpose of financing such acquisition, construction or improvement of such property or assets including related transaction fees and expenses) after the Closing Date; provided that (a) the aggregate principal amount of Debt secured by the Liens will not exceed (but may be less than) the cost (i.e., purchase price) of the property or assets so acquired, constructed or improved and (b) the Lien is incurred before, or within 365 days after the completion of, such acquisition, construction or improvement and does not encumber any other property or assets of the Company or any Significant Subsidiary; provided further that a Lien is also permitted to be incurred on the Capital Stock of any Person securing any Debt of such Person if such Debt is incurred for purposes of financing the acquisition, construction or improvement of any property or assets of such Person;

(iii)          any Lien existing on any property or assets of any Person before that Person’s acquisition by, merger into or consolidation with the Company or any Subsidiary after the Closing Date; provided that (a) the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation, (b) the Debt secured by the Liens may not exceed the Debt secured on the date of such acquisition, merger or consolidation, in each case, taking into account any accrued interest or monetary variation, and (c) the Lien will not apply to any other property or assets of the Company or any of its Subsidiaries;

(iv)          any Lien imposed by law that was incurred in the ordinary course of business, including, without limitation, carriers’, warehousemen’s and mechanics’ Liens and other similar encumbrances arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

(v)           any pledge or deposit made in connection with workers’ compensation, unemployment insurance or other similar social security legislation, any deposit to secure appeal bonds in proceedings being contested in good faith to which the Company or any Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Subsidiary is a party or deposits for the payment of rent, in each case made in the ordinary course of business;

(vi)          any Lien in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of the Company or any Subsidiary in the ordinary course of business;

(vii)         any Lien securing taxes, assessments and other governmental charges, the payment of which are not yet due or are being contested in good faith by appropriate proceedings and for which such reserves or other appropriate provisions, if any, have been established as required by IFRS;

(viii)        any rights of set-off of any Person with respect to any deposit account of the Company or any Subsidiary arising in the ordinary course of business and not constituting a financing transaction;

(ix)          any Lien securing obligations to the Peruvian Ministry of Energy and Mines or other Governmental Authorities incurred in the ordinary course of business, including but not limited to mining closure plans;

(x)           Liens securing obligations under hedging agreements not for speculative purposes;

(xi)          Liens securing obligations owed by any Subsidiary of the Company to the Company or one or more Subsidiaries of the Company and/or by the Company to one or more such Subsidiaries;

(xii)         any Lien on the inventory or receivables and related assets of the Company or any Significant Subsidiary securing obligations (a) under any short or long term lines of credit, entered into in the normal course of business, including export or import financings and other trade transactions; (b) under any working capital facility or securitization transaction; or (c) any other kind of contractual arrangement involving the advanced sale of inventory, receivables and/or related assets;

(xiii)        Liens granted to secure borrowings from (a) federal, national, regional or state government development bank or credit agency, or (b) any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer;

(xiv)        any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of), in whole or in part, any Lien referred to in clauses (1) to (13) above; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement except for any increase reflecting premiums, fees and expenses in connection with such extension, renewal or replacement; and

(xv)         in addition to the foregoing Liens set forth in clauses (1) through (12) above or otherwise permitted by this covenant, Liens securing Debt of the Company or any Significant Subsidiary (including, without limitation, Guarantees of the Company or any Significant Subsidiary) which do not in aggregate principal amount exceed 15.0% of the Company’s Consolidated Total Assets.

(b)           For the avoidance of doubt, a Lien permitted by this Section 3.7 need not be permitted solely by reference to a single clause permitting such Lien, but may be permitted in part by such clause and in part by one or more other clauses of this covenant otherwise permitting such Lien

Section 3.8            Intentionally Omitted.

Section 3.9            Change of Control.

(a)           Upon the occurrence of a Change of Control that results in a Ratings Decline, unless the Company has previously exercised its right to redeem all of the Outstanding Notes pursuant to Article V, each Holder shall have the right to require that the Company purchase all or a portion (in integral multiples of U.S.$1,000; provided that the principal amount of such Holder’s Note shall not be less than U.S.$200,000) of such Holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus any accrued and unpaid interest thereon to, but excluding, the Purchase Date (the “Change of Control Payment”).

(b)           No later than 30 days following the date upon which the Change of Control that results in a Ratings Decline occurs, the Company shall send a Change of Control Notice to each Holder, with a copy to the Trustee as provided under Section 11.1, offering to purchase the Notes as provided in Section 3.9(a) (a “Change of Control Offer”).

(c)           On the Business Day immediately preceding the Purchase Date, the Company shall, to the extent lawful, deposit with a Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered.

(d)           On the Purchase Date, the Company shall, to the extent lawful:

(i)            accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer; and

(ii)           deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(e)           If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased shall be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note shall be made, as appropriate).  Notes (or portions thereof) purchased pursuant to a Change of Control Offer shall be cancelled and cannot be reissued.

(f)            The Company shall not be required to make a Change of Control Offer upon a Change of Control that results in a Ratings Decline if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.9 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) a notice of redemption for all Outstanding Notes has been given pursuant to this Indenture unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control and/or Ratings Decline, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(g)           In the event that the Holders of not less than 90% of the aggregate principal amount of the Outstanding Notes accept a Change of Control Offer and the Company or a third party purchases all the Notes held by such Holders, the Company will have the right, on not less than 30 nor more than 60 days’ prior notice (with a copy to the Trustee), given not more than 30 days following the Purchase Date, to redeem all of the Notes that remain outstanding following such purchase at the purchase price equal to that in the Change of Control Offer plus, to the extent not included in the Change of Control Offer payment, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain outstanding, to, but excluding, the date of redemption.

(h)           The Company shall comply with the requirements of Rule 14e-l under the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of Notes in connection with a Change of Control Offer.  To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.9, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by doing so.

(i)            The obligation of the Company to make a Change of Control Offer as a result of the occurrence of a Change of Control that results in a Ratings Decline may be waived or modified at any time prior to the occurrence of such Change of Control that results in a

Ratings Decline with the consent of Holders of a majority in principal amount of the Outstanding Notes.

Section 3.10          Reports to Holders.

(a)           The Company shall provide the Trustee with the following reports for delivery to Holders of Notes upon their written request thereof:

(i)            an English language version of its annual audited consolidated financial statements prepared in accordance with IFRS, within thirty (30) Business Days of the earlier of (x) the date on which such audited consolidated financial statements are required to be delivered to the SMV and (y) the date on which such audited consolidated financial statements are delivered to the SMV and, in any event, within 120 days after the close of its fiscal year;

(ii)           an English language version of its unaudited quarterly financial statements prepared in accordance with IFRS, within thirty (30) Business Days of the earlier of (x) the date on which such quarterly consolidated financial statements are required to be delivered to the SMV and (y) the date on which such quarterly consolidated financial statements are delivered to the SMV and, in any event, within 90 days after the close of each fiscal quarter (other than the last fiscal quarter of its fiscal year);

(iii)          simultaneously with the delivery of each set of financial statements referred to in clause (i) above, an officer’s certificate stating whether, to the knowledge of the officer executing such officer’s certificate, a Default or Event of Default exists on the date of such certificate and, if a Default or Event of Default exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto; and

(iv)          within ten Business Days after any executive officer of the Company becomes aware of the existence of a Default or Event of Default, an officer’s certificate setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto.

(b)           The above reports may be delivered by the Company to the Trustee in physical or electronic form, as determined by the Company.  If the Company files the reports described in clauses (i) or (ii) with the SEC or makes such reports available on its website, it will be deemed to have satisfied the reporting requirement set forth in such applicable clause.

(c)           Delivery of the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the compliance of the Company with any of its covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on officer’s certificates).

Section 3.11          Listing.

(a)           In the event that the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, the Company shall use its reasonable best efforts to maintain such listing; provided that if, as a result of the European Union regulated market amended Directive 2001/34/EC (the “Transparency Directive”) or any legislation implementing the Transparency Directive or other directives or legislation, the Company could be required to publish financial information either more regularly than it otherwise would be required to or according to accounting principles which are materially different from the accounting principles which the Company would otherwise use to prepare its published financial information, the Company may delist the Notes from the Luxembourg Stock Exchange in accordance with the rules of such Exchange and seek an alternative admission to listing, trading and/or quotation for the Notes on a different section of the Luxembourg Stock Exchange or by such other listing authority, stock exchange and/or quotation system inside or outside the European Union as the Board of Directors of the Company may decide.

(b)           From and after the date the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, and so long as it is required by the rules of such Exchange, all notices to the Holders shall be published in English in accordance with Section 11.1(b).

Section 3.12          Payment of Additional Amounts.

(a)           All payments by the Company in respect of the Notes will be made without withholding or deduction for or on account of, any present or future taxes, duties, assessments, fees or other governmental charges of whatever nature (and any fines, penalties or interest related thereto) imposed or levied by or on behalf of Peru or any political subdivision or authority of or in Peru having power to tax, or any other jurisdiction in which the Company (or its successor) is then organized or resident for tax purposes or any political subdivision thereof or therein (“Relevant Taxes”), unless such withholding or deduction is required by law.  In that event, the Company shall pay to each Holder such additional amounts (the “Additional Amounts”) as may be necessary in order that every net payment made by the Company on each Note after deduction or withholding for or on account of any Relevant Taxes will not be less than the amount then due and payable on such Note.  The foregoing obligation to pay Additional Amounts will not apply to or in respect of:

(i)            any tax, duty, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between a Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership or a corporation), on the one hand, and Peru, on the other hand (including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than the mere receipt of such payment or the ownership or holding of a Note;

(ii)           any tax, duty, assessment or other governmental charge which would not have been imposed but for the presentation by a Holder for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(iii)          any tax, duty, assessment or other governmental charge to the extent that such tax, duty, assessment or other governmental charge would not have been imposed but for the failure of a Holder or beneficial owner to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Peru of such Holder if (a) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and (b) at least 30 days prior to the date on which the Company will apply this clause (iii), the Company will have notified all Holders of Notes that some or all Holders of Notes will be required to comply with such requirement;

(iv)          any estate, inheritance, gift, sales, transfer, excise or personal property or similar tax, assessment or governmental charge;

(v)           any withholding or deduction imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(vi)          any tax, duty, assessment or other governmental charge which would have been avoided by such Holder presenting the relevant Note (if presentation is required) or requesting that such payment be made to another paying agent in a member state of the European Union;

(vii)         any tax, duty, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of, premium, if any, or interest on a Note; or

(viii)        any combination of the above.

(b)           No Additional Amounts will be paid with respect to a payment on any Note to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive payment of the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the Note.

(c)           The Company shall provide the Trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, other reasonable documentation) evidencing any payment of Relevant Taxes in respect of which the Company has paid any Additional Amounts.  Copies of such documentation will be made available to the Holders of the Notes or the paying agents, as applicable, upon request therefor.

(d)           All references in this Indenture to principal of, premium, if any, and interest on the Notes will include any Additional Amounts payable by the Company in respect of such principal, such premium, if any, and such interest.

The Company shall also pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery, registration or the making of payments in respect of the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Peru other than those resulting from, or required to be paid in connection with, the enforcement of the Notes following the occurrence of any Default or Event of Default.

Section 3.13          Use of Proceeds.

The Company shall use the proceeds of the sale of the Notes as set forth under “Use of Proceeds” in the Offering Memorandum.

Section 3.14          Compliance Certificates.

(a)           The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate signed by any two of its principal executive officer, its principal financial officer and its principal accounting officer stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period.  If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

(b)           The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with the covenants described above or with respect to any reports or other documents filed under this Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Company’s timely delivery of the reports and certificates described in Section 3.10.

ARTICLE IV

LIMITATION ON CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 4.1            Consolidation, Merger, Sale or Conveyance.

(a)           For so long as any Notes are Outstanding, the Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person, unless:

(i)            the resulting, surviving or transferee Person (the “Surviving Entity”) (if not the Company) will be a Person organized and existing under the laws of Peru, the United States of America, any State thereof or the District of Columbia, any other country that is a member country of the European Union or of the Organization for Economic Co-operation and Development on the Closing Date, or any other country whose long-term foreign currency-denominated debt has an Investment Grade rating from any of Standard & Poor’s, Moody’s or Fitch as of the effective date of such transaction, and such Person expressly assumes, by a supplemental indenture to this Indenture, all the obligations of the Company under this Indenture and the Notes;

(ii)           (x) immediately after giving effect to such transaction, no Event of Default shall have occurred and be outstanding or (y) if at the time of such transaction none of the ratings assigned to the Notes by the Rating Agencies is an Investment Grade rating, no event that would be an Event of Default with respect to the Notes would have occurred immediately after giving effect to such transaction but for applicable grace period and notice requirements; and

(iii)          the Company will have delivered to the Trustee an officer’s certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

(b)           Notwithstanding the restrictions described above, the Company may merge into a Subsidiary for the purpose of reincorporating the Company in another jurisdiction permitted under paragraph (i) above, any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to another Subsidiary.

(c)           In case of any consolidation, merger conveyance or transfer (other than a lease) that complies with Section 4.1(a), the Surviving Entity will succeed to and be substituted for the Company as obligor on the Notes, with the same effect as if it had been named in this Indenture as such obligor.

ARTICLE V

REDEMPTION OF NOTES

Section 5.1            Redemption.  The Company may redeem the Notes, in whole but not in part, subject to the conditions and at the redemption prices specified in the form of Notes in Exhibit A.

Section 5.2            Election to Redeem.  In the case of redemption, the Company shall evidence its election to redeem any Notes pursuant to Section 5.1 by a Board Resolution.

Section 5.3            Notice of Redemption.

(a)           The Company shall mail, or cause to be mailed, a notice of redemption to each Holder of the Notes and the Trustee, in the manner provided for in Section 11.1, at least 30 days and not more than 60 days prior to the Redemption Date by first-class mail, postage prepaid, to the address of each Holder as it appears on the register maintained by the Registrar.  A notice of redemption may be conditional.

(b)           If the Company elects to have the Trustee give notice of redemption, then the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee is satisfied with a shorter period), an Officers’ Certificate requesting that the Trustee give notice of redemption and setting forth the information required by Section 5.3(c).  If the Company elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Company and at the Company’s expense.

(c)           All notices of redemption shall state:

(i)            the Redemption Date;

(ii)           the redemption price and the amount of any accrued interest payable as provided in Section 5.6;

(iii)          that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in Section 5.6 shall become due and payable in respect of each Note and, unless the Company defaults in making the redemption payment, on and after the Redemption Date, that interest on each Note to be redeemed shall cease to accrue;

(iv)          the place or places where a Holder must surrender the Holder’s Notes for payment of the redemption price; and

(v)           the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.

Section 5.4            Intentionally Omitted.

Section 5.5            Deposit of Redemption Price.  Prior to 12:00 noon (New York City time) on the Business Day prior to the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that the Company is redeeming on that date.

Section 5.6            Notes Payable on Redemption Date.  If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article V, the Notes, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Company shall default in the payment of the redemption price and accrued interest) the Notes shall cease to bear interest.  Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date.  If the Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1            Events of Default.

(a)           Each of the following is an “Event of Default” with respect to the Notes, whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)            the Company defaults in any payment of interest (including any related Additional Amounts) on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(ii)           the Company defaults in the payment of the principal (including premium, if any, and any related Additional Amounts) of any Note when the same becomes due and payable upon its Stated Maturity, upon redemption, acceleration or otherwise;

(iii)          the Company fails to comply with any of its material covenants or agreements in the Notes or this Indenture (other than those referred to in clauses (1) and (2) above), and such failure continues for 60 days after the notice specified below;

(iv)          the Company defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company (or the payment of which is Guaranteed by the Company) whether such Debt or Guarantee now exists, or is created after the Closing Date, which default (a) is caused by failure to pay principal of or interest on such Debt after giving effect to any grace period provided in such Debt on the date of such default (“Payment Default”) or (b) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt or Guarantee, as applicable, individually or together with the principal amount of any other such Debt or Guarantee under which there has been a Payment Default or the maturity of which has been so accelerated, totals U.S.$60.0 million (or the equivalent thereof at the time of determination) or more in the aggregate;

(v)           one or more final judgments or decrees for the payment of money of U.S.$60.0 million (or the equivalent thereof at the time of determination) or more in the aggregate are rendered against the Company and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged (and otherwise not covered by an insurance policy or policies issued by reputable and credit-worthy insurance companies) and, in the case of each such judgment or decree, either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 60 days following commencement of such enforcement proceedings or (b) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

(vi)          the Company or any of its Significant Subsidiaries institutes any proceeding to be adjudicated as voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or its property.

(b)           A Default under Section 6.1(a)(iii) above will not constitute an Event of Default until the Trustee or the Holders of at least a majority in principal amount of the Outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice

(c)           In the case of any Event of Default referred to in Section 6.1(a)(iv) above, such Event of Default will be automatically rescinded or annulled if the Payment Default and/or the acceleration of the Debt referred to therein is remedied or cured by the Company or waived by the Holders of such Debt within 60 days after the Payment Default and/or acceleration in respect of such Debt.

(d)           Upon becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee written notice of events which would constitute such Default or Event of Default, the status thereof and what action the Company is taking or proposes to take in respect thereof.

Section 6.2            Acceleration.

(a)           If an Event of Default (other than an Event of Default specified in Section 6.1(a)(vi) with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of, any accrued interest on and any Additional Amounts on all Notes to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such amounts will become due and payable immediately.  If an Event of Default specified in Section 6.1(a)(vi) above occurs and is continuing, then the principal of, any accrued interest on and any Additional Amounts on all Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)           The right of the Holders to give such acceleration notice described in Section 6.2(a) shall terminate if the event giving rise to such right shall have been cured before such right is exercised.

(c)           At any time after a declaration of acceleration with respect to the Notes as described in Section 6.2(a), the Holders of a majority in aggregate principal amount of the then Outstanding Notes may by written notice rescind and annul such declaration and its consequences:

(i)            if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

(ii)           to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(iii)          if the Company has paid the Trustee its compensation and reimbursed the Trustee for its expenses, indemnities (but only to the extent there is no dispute regarding indemnities), disbursements and advances outstanding at that time;

provided that no judgment for payment has yet been obtained.

No rescission shall affect any subsequent Default or impair any rights relating thereto.

Section 6.3            Other Remedies.

(a)           If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)           The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 6.4            Waiver of Past Defaults.  Subject to Section 6.2, the Holders of a majority in aggregate principal amount of the then Outstanding Notes may waive any existing Default or Event of Default hereunder, and its consequences, except (i) a Default in the payment of the principal of, or interest on any Notes or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Note Holder affected.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.5            Control by Majority.  Subject to the provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction (i) that in its reasonable opinion conflict with law or this Indenture, (ii) that may involve the Trustee in personal liability, (iii) in case the Trustee does not receive indemnity and/or security reasonably satisfactory to it against any costs, liability or expense to be incurred in compliance with such direction, or (iv) or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

Section 6.6            Limitation on Suits.

(a)           No Holder of any Notes shall have any right to institute any proceeding with respect hereto or for any remedy hereunder, unless:

(i)            such Holder of Notes shall have previously given to the Trustee written notice of a continuing Event of Default;

(ii)           Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made a written request to the Trustee to institute such proceeding as Trustee; and

(iii)          the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days;

provided that a Holder of a Note may institute suit for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due dates expressed in such Note.  Notwithstanding any provision of this Indenture to the contrary, no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.7            Rights of Holders to Receive Payment.  Notwithstanding any other provision hereof (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of, premium, if any, or interest on the Notes held by such Holder, on or after the respective due dates, Redemption Dates or repurchase date expressed herein or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8            Collection Suit by Trustee.  If an Event of Default specified in Section 6.1(a)(i) and Section 6.1(a)(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7.  Subject to all conditions and provisions hereof and applicable law, the Holders of a majority in aggregate principal amount of the then Outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Section 6.9            Trustee May File Proofs of Claim, etc.

(a)           In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under applicable law in order to have claims of the Holders and the Trustee allowed in any such proceeding.  In particular, the Trustee may (irrespective of whether the principal of the Notes is then due):

(i)            file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company or any Subsidiary of the Company or their respective creditors or properties; and

(ii)           collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.

Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.7.

(b)           Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10          Priorities.  If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 7.7;

SECOND:  to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD:  to the Company.

The Trustee may, upon notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11          Undertaking for Costs.  All parties agree, and each Holder by its acceptance of its Notes shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of Outstanding Notes.

ARTICLE VII

TRUSTEE

Section 7.1            Duties of Trustee.

(a)           If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Except during the continuance of a Default or an Event of Default:

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions, which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (it being understood that the Trustee need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act or its own willful misconduct, except that:

(i)            this Section 7.1(c) does not limit the effect of Section 7.1(b);

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, Section 6.5 or Section 6.8 or any other provision of this Indenture.

(d)           The Trustee shall hold all funds uninvested and shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(e)           Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)            No provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity or security against such risk or liability is not reasonably assured to it.

(g)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII.

(h)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(i)            Notwithstanding any provision herein to the contrary, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders (i) that in its reasonable opinion conflicts with law or this Indenture, (ii) that may involve the Trustee in personal liability, (iii) in case the Trustee does not receive indemnity and/or security reasonably satisfactory to it against any costs, liability or expense to be incurred in compliance with such direction, or (iv) or that the Trustee determines in good faith may be unduly prejudicial to the rights of the Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from the Holders.

Section 7.2            Rights of Trustee.

Subject to Section 7.1:

(a)           The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document, instrument, opinion, direction, order, notice, certificate or request reasonably believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in such document, instrument, opinion, direction, order, notice, certificate or request.

(b)           Before the Trustee acts or refrains from acting at the direction of the Company, it may require an Officers’ Certificate, advice of counsel and/or an Opinion of Counsel, and such Officers’ Certificate, advice and/or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted to be taken by it hereunder.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate, advice of counsel and/or Opinion of Counsel.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)           The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)           The Trustee shall not be deemed to have notice of any Default or Event of Default (other than Default under Section 6.1(a)(i) or Section 6.1(a)(ii)) or knowledge of any cure of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.  For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to a Default or Event of Default, such reference shall be construed to refer only to such Default or Event of Default for which the Trustee is deemed to have notice pursuant to this Section 7.2(g).

(h)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i)            In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)            The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)           The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(l)            The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances).

(m)          The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

(n)           To the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise.

(o)           In order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act), the Trustee may obtain, verify, record and update information that identifies each person establishing a relationship or opening an account with the Trustee.  The Trustee will ask for such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account.  The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(p)           In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information.  Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(q)           To secure the obligations owed to the Trustee hereunder, the Trustee shall have a Lien prior on all money or property held or collected by it in its capacity as Trustee, and may withhold or set-off any amounts due and owing to it under this Indenture from any money or property held or collected by it in its capacity as Trustee.

(r)            The Trustee shall have no obligation or duty to ensure compliance with the securities laws of any country or state except to request such certificates or other documents required to be obtained by the Trustee or any Registrar hereunder in connection with any exchange or transfer pursuant to the terms hereof.

Section 7.3            Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-Registrar may do the same with like rights.  However, the Trustee must comply with Section 7.10.

Section 7.4            Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder.

Section 7.5            Notice of Defaults.  If a Default occurs hereunder with respect to the Notes and is continuing and it is actually known to the Trust Officer of the Trustee, Trustee will send notice of the Default to each Holder within 45 days after it occurs, or, if later, within 15 days after it is known to the Trustee unless the Default has been cured.  Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.6            Reports by Trustee to Holders.  The Trustee shall notify Holders of any Defaults under this Indenture pursuant to Section 7.5.  The Company agrees to promptly notify the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.7            Compensation and Indemnity.

(a)           The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances (including costs of collection) incurred or made by it in connection with the performance of its duties under this Indenture, except for any such expense as may arise from the Trustee’s gross negligence, willful misconduct or bad faith.  Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

(b)           The Company shall indemnify the Trustee and its officers, directors, employees and agents against any and all loss, damage, claim, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without gross negligence or willful misconduct or bad faith on its part in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs) against any claim or liability related to the exercise or performance of any of their powers, rights or duties hereunder and under any other agreement or instrument related thereto.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company need not pay for any settlement made without its written consent.

(c)           To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.  The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Debt of the Company.

(d)           The Company’s payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture, payment of the Notes and the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of an Event of Default under Section 6.1(a)(vi) or Section 6.1(a)(vii), the expenses are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee’s rights as set forth in this Section 7.7 or Section 6.10.

(e)           All payments made to the Trustee under this Indenture shall be made free and clear of, and without withholding or deduction for any taxes, duties, assessments or governmental charges of whatsoever nature (other than taxes, duties, assessments or governmental charges based upon, measured by or determined by the income of the Trustee) imposed, levied, collected, withheld or assessed by the taxing authorities of Peru or any other jurisdictions or any political sub-division or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law.  In the event where such withholding and/or deduction is required by law, the Company shall pay such additional amounts as will result in the receipt by the Trustee of such amounts as would have been received by the Trustee if no such withholding or deduction had been required.

Section 7.8            Replacement of Trustee.

(a)           The Trustee may resign at any time by so notifying the Company.  In addition, the Holders of a majority in aggregate principal amount of the then Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  Moreover, if the Trustee is no longer eligible pursuant to Section 7.10 to act as such, or does not have a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report or does not have its Corporate Trust Office in the City of New York, New York, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.  The Company may remove the Trustee and appoint a successor Trustee at any time for any reason so long as no Default or Event of Default has occurred and is continuing.  The Company shall remove the Trustee if:

(i)            the Trustee fails to comply with Section 7.10;

(ii)           the Trustee is adjudged bankrupt or insolvent;

(iii)          a receiver or other public officer takes charge of the Trustee or its property; or

(iv)          the Trustee otherwise becomes incapable of acting.

(b)           If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the then Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c)           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders and, so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market and the rules of such Exchange so require, the successor Trustee shall also publish notice as described in Section 11.1.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7.

(d)           If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes may itself or themselves appoint a successor Trustee or may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9            Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or national banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such Persons shall be otherwise qualified and eligible under this Article VII.

Section 7.10          Eligibility. The Trustee shall have a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report.

Section 7.11          Paying Agent, Registrar and Luxembourg Paying Agent.  The rights, protections and immunities granted to the Trustee under this Article VII shall apply mutatis mutandis to the Paying Agent, Registrar, any Authenticating Agent, any Transfer Agent and the Luxembourg Paying Agent.

ARTICLE VIII

DEFEASANCE; DISCHARGE OF INDENTURE

Section 8.1            Legal Defeasance and Covenant Defeasance.

(a)           The Company may, at its option, at any time, upon compliance with the conditions set forth in Section 8.2, elect to have either Section 8.1(b) or Section 8.1(c) be applied to its obligations with respect to all Outstanding Notes.

(b)           Upon the Company’s exercise under Section 8.1(a) of the option applicable to this Section 8.1(b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.2, be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes after the deposit specified in Section 8.2(a) (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the Outstanding Notes, which shall thereafter be deemed to be Outstanding only for the purposes of the sections of this Indenture referred to in clause (i) or (ii) of this Section 8.1(b), and the Company shall have been deemed to have satisfied all their other obligations under such Notes, and hereunder (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

(i)            the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(ii)           the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(iii)          the rights, powers, trusts, duties, indemnities and immunities of the Trustee as described in Article VII and hereunder and the Company’s obligations in connection therewith; and

(iv)          this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.1(b) notwithstanding the prior exercise of its option under Section 8.1(c).

(c)           Upon the Company’s exercise under Section 8.1(a) of the option applicable to this Section 8.1(c), the Company shall be, subject to the satisfaction of the applicable conditions set forth in Section 8.2, released and discharged from each of its obligations under the covenants contained in Section 3.4, Section 3.7, Section 3.9, Section 3.10, Section 3.11, and Section 3.14 with respect to the Outstanding Notes, on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes).  For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default with respect to the Notes under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.1(c), subject to the satisfaction of the conditions set forth in Section 8.2 hereof, Section 6.1(a)(iii), Section 6.1(a)(iv) and Section 6.1(a)(v) hereof will not constitute Events of Default.

Section 8.2            Conditions to Defeasance.  The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(a)           the Company has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders cash in U.S. Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient without reinvestment, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and premium, if any, and interest on the Notes (including Additional Amounts) on the stated date for payment thereof, as the case may be;

(b)           in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from counsel in the U.S. reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) and independent of the Company to the effect that:

(i)            the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii)           since the Issue Date, there has been a change in the applicable U.S. federal income tax law;

and in either case to the effect that, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from counsel in the U.S. reasonably acceptable to the Trustee and independent of the Company (subject to customary exceptions and exclusions) to the effect that the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           in the case of Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from counsel in Peru reasonably acceptable to the Trustee and independent of the Company (subject to customary exceptions and exclusions) to the effect that, based upon Peruvian law then in effect, Holders will not recognize income, gain or loss for Peruvian tax purposes, including withholding tax except for withholding tax then payable on interest payments due, as a result of Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to Peruvian taxes on the same amounts and in the same manner and at the same time as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred;

(e)           no Default or Event of Default has occurred and is continuing on the date of the deposit pursuant to Section 8.2(a) (except any Default or Event of Default resulting from any failure to comply with Section 3.7 as a result of the borrowing of the funds required to effect such deposit);

(f)            the Company has delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(g)           the Company has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel from U.S. counsel reasonably acceptable to the Trustee and independent of the Company (subject to customary exceptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(h)           the Company has delivered to the Trustee Opinions of Counsel from U.S. and Peruvian counsel reasonably acceptable to the Trustee and independent of the Company (subject to customary exceptions and exclusions and to assumptions as to factual matters, including the absence of an intervening bankruptcy, insolvency or reorganization during the applicable preference period following the date of such deposit and that no Holder or the Trustee is deemed to be an “insider” of the Company under the United States Bankruptcy Code and any equivalent law of Peru), to the effect that the transfer of trust funds pursuant to such deposit will not be subject to avoidance as a preferential transfer pursuant to the applicable provisions of the United States Bankruptcy Code or any successor statute and any equivalent law of Peru; and

(i)            the Company has delivered to the Trustee an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the U.S. Investment Company Act of 1940, as amended, and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Court or Section 15 of the New York Debtor and Creditor Law.

Section 8.3            Application of Trust Money.  The Trustee shall hold in trust U.S. Dollars or U.S. Government Obligations deposited with it pursuant to this Article VIII.  It shall apply the deposited money and the U.S. Dollars from U.S. Government Obligations, together with earnings thereon, through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.  Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Dollars or U.S. Government Obligations held by it as provided in this Section 8.3 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.4            Repayment to Company.

(a)           The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

(b)           Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.  After the return of such monies by the Trustee or the Paying Agent to the Company, neither the Trustee nor the Paying Agent will be liable to the Holders in respect of such monies.

Section 8.5            Indemnity for U.S. Government Obligations.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations deposited with the Trustee pursuant to this Article VIII.

Section 8.6            Reinstatement.  If the Trustee or Paying Agent is unable to apply any U.S. Dollars or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Dollars or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Dollars or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 8.7            Satisfaction and Discharge.  This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for herein) as to all Outstanding Notes, and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)           either:

(i)            all the Notes theretofor, authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation;  or

(ii)           all Notes not theretofor delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds or U.S. Government Obligations sufficient without reinvestment to pay and discharge the entire Debt on the Notes not theretofor delivered to the Trustee for cancellation, for principal of, premium, if any, and accrued and unpaid interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

(b)           the Company has paid all other sums payable under this Indenture and the Notes by the Company; and

(c)           the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

ARTICLE IX

AMENDMENTS

Section 9.1            Without Consent of Holders.

(a)           The Company and the Trustee may amend, modify or supplement this Indenture and the Notes without notice to or consent of any Holder:

(i)            to cure any ambiguity, omission, manifest error, defect or inconsistency that would not materially and adversely affect the Holders;

(ii)           to comply with the covenant described Article IV;

(iii)          to add Guarantees or collateral with respect to the Notes;

(iv)          to add to the covenants of the Company for the benefit of Holders of the Notes;

(v)           to surrender any right conferred by this Indenture upon the Company;

(vi)          to evidence and provide for the acceptance of an appointment by a successor Trustee;

(vii)         to comply with any requirements of the SEC in connection with any qualification of this Indenture under the U.S. Trust Indenture Act of 1939, as amended;

(viii)        to provide for the issuance of Additional Notes;

(ix)          to conform the text of this Indenture to any provision of in the “Description of the Notes” section of the Offering Memorandum;

(x)           to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture; or

(xi)          to make any other change that does not materially and adversely affect the rights of any Holder of the Notes.

(b)           In connection with the foregoing, the Trustee shall be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel and an Officers’ Certificate.

(c)           The consent of the Holders of the Notes is not necessary to approve the particular form of any proposed amendment.  It shall be sufficient if such consent approves the substance of the proposed amendment.

(d)           After an amendment under this Section 9.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

Section 9.2            With Consent of Holders.

(a)           Modifications to, amendments of, and supplements to, this Indenture or the Notes not set forth under Section 9.1 may also be made, and future compliance therewith or past default by the Company (other than a default in the payment of any amount, including in connection with a redemption, due on the Notes or in respect of a covenant or provision which cannot be modified and amended without the consent of the Holders of all Notes so affected) may be waived, either with the written consent (including consents obtained in connection with a tender offer or exchange offer for the Notes) of the Holders of at least a majority in aggregate principal amount of Outstanding Notes or by adoption of resolutions at a meeting of Holders of the Notes by Holders of at least a majority of the Outstanding Notes; provided that, no such modification or amendment to this Indenture or the Notes may, without the consent or the affirmative vote of each Holder so affected:

(i)            reduce the rate of or extend the time for payment of interest on any Note;

(ii)           reduce the principal of or extend the Stated Maturity of any Note;

(iii)          reduce the amount payable upon redemption of any Note or change the time at which any Note may be redeemed;

(iv)          change the currency or place of payment of principal of, premium, if any, or interest on, any Note;

(v)           impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

(vi)          waive a Default or Event of Default in the payment of principal of, premium, if any, and interest on the Notes; or

(vii)         reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver;

provided, further, that in connection with any modification, amendment or supplement pursuant to this Section 9.2, or Section 9.1 above, the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such modification, amendment or supplement complies with the provisions of this Indenture, that such amendment or supplement constitutes the legal, valid and binding obligations of the party or parties executing such amendment or supplement, and that all conditions precedent have been complied with.

Section 9.3            Revocation and Effect of Consents and Waivers.

(a)           A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.  After an amendment, supplement or waiver becomes effective, it shall bind every Holder, except as otherwise provided in this Article IX.  An amendment, supplement or waiver under Section 9.2 shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.2.

(b)           The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

Section 9.4            Notation on or Exchange of Notes.  If an amendment or supplement changes the terms of a Note, the Company may place an appropriate notation on each Outstanding Note surrendered to it for such purpose regarding the changed terms and return it to the Holder.  Alternatively, if the Company so determines, the Company in exchange for the Note shall execute and upon Company Order the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

Section 9.5            Trustee to Sign Amendments and Supplements.  The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities, protections, benefits, indemnities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment or supplement the Trustee shall be entitled to receive indemnity and/or security reasonably satisfactory to it and to receive, and be fully protected in conclusively relying upon, such evidence as it deems appropriate, including, without limitation, the documents required by Section 11.2 and solely on an Opinion of Counsel and Officers’ Certificate, each stating that such amendment or supplement is authorized or permitted hereby.

ARTICLE X

SUBSTITUTION OF THE ISSUER

Section 10.1          Substitution of the Issuer.  Notwithstanding any other provision contained in this Indenture:

(a)           the Company may, without the consent of the Holders of the Notes (and by subscribing for any Notes, each Holder of the Notes expressly consents to it), be replaced and substituted by (x) any direct or indirect controlling shareholder of the Company or (y) any Wholly Owned Subsidiary of a direct or indirect controlling shareholder of the Company as principal debtor (in such capacity, the “Substituted Debtor”) in respect of the Notes, provided that:

(i)            such documents shall be executed by the Substituted Debtor and the Trustee as may be necessary to give full effect to the substitution, including a supplemental indenture whereby the Substituted Debtor assumes all of the Company’s obligations under this Indenture and Notes and pursuant to which the Company shall Guarantee in favor of each Holder of Notes the payment of all sums payable by the Substituted Debtor as such principal debtor on the same terms mutatis mutandis as the Notes (together, the “Issuer Substitution Documents”) and shall continue to be subject to the covenants under this Indenture;

(ii)           in addition, pursuant to the terms of the Issuer Substitution Documents, the Substituted Debtor shall indemnify and hold harmless each Holder of the Notes against all taxes or duties which arise by reason of a law or regulation having legal effect or being in reasonable contemplation thereof on the date such substitution becomes effective, which may be incurred or levied against such Holder as a result of any substitution pursuant to the conditions set forth in this section and which would not have been so incurred or levied had such substitution not been made;

(iii)          the Company shall have delivered, or procured the delivery to the Trustee of, an Opinion of Counsel to the effect that the Issuer Substitution Documents constitute valid and binding obligations of the Substituted Debtor;

(iv)          the Substituted Debtor shall have appointed a process agent in the Borough of Manhattan, the City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the Issuer Substitution Documents; and

(v)           there is no outstanding Event of Default in respect of the Notes.

(b)           Upon the execution of the Issuer Substitution Documents as referred to in paragraph (a)(i) above, the Substituted Debtor shall be deemed to be named in the Notes as the principal debtor in place of the Company (or of any subsequent substitute under these provisions) and the Notes shall thereupon be deemed to be amended to give effect to the substitution.  Except as set forth above, the execution of the Issuer Substitution Documents shall operate to release the Company (or such subsequent substitute as aforesaid) from all its obligations in respect of the Notes (except for the covenants under this Indenture and its obligations as guarantor) and its obligation to indemnify the Trustee under this Indenture.

(c)           Any Substituted Debtor shall be considered the issuer for the purpose of this Indenture.

ARTICLE XI

MISCELLANEOUS

Section 11.1          Notices.

(a)           Any notice or communication shall be in writing, in English, and delivered in person, by telecopy, electronic transmission or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Company:

Compañía Minera Milpo S.A.A.

Av. San Borja Norte N° 523 – San Borja Lima 41 – Perú

Attention: Gerencia Corporativa de Finanzas

With a copy to: Gerencia de Finanzas and Gerencia Legal

Fax No.: (511) 710-5544

if to the Trustee:

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 27th Floor

Mail Stop: NYC60-2710

New York, New York 10005

USA

Attn: Corporates Team, Compania Minera Milpo S.A.A.

Facsimile: (732) 578-4635

With a copy to:

Deutsche Bank National Trust Company
for Deutsche Bank Trust Company Americas
Trust and Agency Services

100 Plaza One – 6th Floor

MSJCY03-0699

Jersey City, NJ 07311-3901

USA

Attn: Corporates Team, Compania Minera Milpo S.A.A.

Facsimile: (732) 578-4635

if to the Luxembourg Paying Agent:

Deutsche Bank Luxembourg S.A.

Private and Institutional Client Services (PICS)

2, Boulevard Konrad Adenauer, 1115 Luxembourg, Luxembourg

Tel. +00(352) 42122-643

Fax: +00(352) 473136

Email serge.l.pereira@db.com

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)           From and after the date the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, and so long as required by the rules of such Exchange, all notices to Holders of Notes shall be published in English:

(i)            in a leading newspaper having a general circulation in Luxembourg (which currently is expected to be the Luxemburger Wort); or

(ii)           if such Luxembourg publication is not practicable, in accordance with the rules of the Luxembourg Stock Exchange.

In lieu of the foregoing, the Company may publish notices to Holders of Notes via the website of the Luxembourg Stock Exchange at www.bourse.lu; provided that such method of publication satisfies the rules of such Exchange.

(c)           Notices to the Company shall be deemed to have been given on the day of mailing, if by delivered by telecopy or electronic transmission; when delivered by hand, if personally delivered; five Business Days after being deposited in first-class mail, postage prepaid, if mailed; two Business Days after being timely delivered to a next-day air courier of international repute; and on the day of publication as aforesaid in Section 11.1(b) or, if published on different dates, on the date of the first such publication.  Notices to the Trustee shall be deemed to have been given upon receipt thereof by the Trustee.  In addition, notices shall be delivered to Holders of Notes at their registered addresses.

(d)           Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(e)           Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.2          Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.3          Statements Required in Officers’ Certificate or Opinion of Counsel.  Each certificate or opinion, including each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)           a statement substantially to the effect that the individual making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement substantially to the effect that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

Section 11.4          Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 11.5          Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York

City, United States or in Lima, Peru.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 11.6          Governing Law, etc.

(a)           THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AS BETWEEN THE COMPANY AND THE TRUSTEE (BUT NOT THE HOLDERS OF THE NOTES) ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)           Each of the parties hereto:

(i)            agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any U.S. federal or New York state court sitting in the Borough of Manhattan, The City of New York, New York;

(ii)           irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding;

(iii)          waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum and any right to the jurisdiction of any other courts to which it may be entitled on account of place of residence or domicile; and

(iv)          agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment.

(d)           The Company has appointed National Corporate Research, Ltd. with offices currently at 10 East 40th Street, 10th Floor, New York, New York 10016, as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Notes which may be instituted in any New York state or U.S. federal court in The City of New York, New York.  The Company represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Notes remain outstanding.  The Company agrees that the appointment of the Authorized Agent shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Company of a successor agent in The City of New York, New York as their authorized agent for such purpose and the acceptance of such appointment by such successor.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

(e)           To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or from counterclaim from the jurisdiction of any Peruvian, New York State or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company, or any other matter under or arising out of or in connection with, the Notes or this Indenture, the Company irrevocably and unconditionally waives or shall waive such right, and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

(f)            Nothing in this Section 11.6 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

Section 11.7          No Recourse Against Others.  No past, present or future incorporator, director, officer, employee, shareholder or controlling Person, as such, of the Company shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claims based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for issuance of the Notes.

Section 11.8          Successors.  All agreements of the Company in this Indenture and the Notes shall bind its respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.9          Duplicate and Counterpart Originals.  The parties may sign any number of copies of this Indenture.  One signed copy is enough to prove this Indenture.  This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 11.10       Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.11       Currency Indemnity.

(a)           U.S. Dollars is the sole currency of account and payment for all sums payable by the Company, under or in connection with the Notes or this Indenture, including damages.  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the holder of a Note from U.S. Dollars into another currency, the Company agrees, and each Holder agrees, to the fullest extent that the Company and they may effectively do so, that the rate of exchange used will be that at which in accordance with normal banking procedures such Holder could purchase U.S. Dollars with such other currency in New York City, New York on the day two Business Days preceding the day on which final judgment is given.

(b)           Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company will only constitute a discharge of the Company to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Notes, the Company shall indemnify such Holder against any loss sustained by it as a result; and if the amount of U.S. Dollars so purchased is greater than the sum originally due to such Holder, such Holder will, by accepting Notes, be deemed to have agreed to repay such excess.  In any event, the Company shall indemnify the recipient against the cost of making any such purchase.

(c)           The indemnities of the Company contained in this Section 11.11, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Company under this Indenture and the Notes; (ii) shall give rise to a separate and independent cause of action against the Company; (iii) shall apply irrespective of any indulgence granted by any Holder of the Notes from time to time; (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes; and (v) shall survive the termination of this Indenture.

Section 11.12       Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

COMPAÑÍA MINERA MILPO S.A.A.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Registrar, Paying Agent and Transfer Agent

By: Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Indenture]

Solely for the purposes of accepting the appointment of Luxembourg Paying Agent together with the rights, protections and immunities granted to the Trustee under Article VII, which shall apply mutatis mutandis to the Luxembourg Paying Agent:

DEUTSCHE BANK LUXEMBOURG S.A., as Luxembourg Paying Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

Include the following Global Note Legend on all Global Notes:

“THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

Include the following Private Placement Legend on all Rule 144A Global Notes that are Restricted Notes:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO US, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY

PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ONLY WITH THE CONSENT OF THE ISSUER.”

Include the following Private Placement Legend on all Regulation S Global Notes that are Restricted Notes:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.”

FORM OF FACE OF NOTE

COMPAÑÍA MINERA MILPO S.A.A.

4.625% SENIOR NOTES DUE 2023

No. [ ]	Principal Amount U.S.$[ ]

[If the Note is a Global Note include the following two lines:
as revised by the Schedule of Increases and
Decreases in Global Note attached hereto]

[If the Note is a Global
Rule 144A Note, insert:
CUSIP NO. 204483 AA9
ISIN NO. US204483AA93
COMMON CODE 091095360]

[If the Note is a Global
Regulation S Note, insert:
CUSIP NO. P67848 AA2
ISIN NO. USP67848AA22
COMMON CODE 091053683]

Compañía Minera Milpo S.A.A., a corporation (sociedad anónima abierta) incorporated and existing under the laws of the Republic of Peru, promises to pay to Cede & Co., the nominee for The Depository Trust Company, or registered assigns, the principal sum of [                  ] U.S. Dollars (U.S.$[   ]) [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on March 28, 2023.

Interest Rate:	4.625%

Interest Payment Dates:	March 28 and September 28 of each year, commencing on March 28, 2013

Record Dates:	March 13 and September 13

Additional provisions of this Note are set forth on the other side of this Note.

COMPAÑÍA MINERA MILPO S.A.A.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Deutsche Bank Trust Company Americas,
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:	Deutsche Bank National Trust Company

By:		Date:
Authorized Signatory

By:		Date:
Authorized Signatory

FORM OF REVERSE SIDE OF NOTE

1.             Interest

Compañía Minera Milpo S.A.A., a corporation (sociedad anónima abierta) incorporated and existing under the laws of the Republic of Peru (and its successors and assigns under the Indenture hereinafter referred to, the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

The Company shall pay interest semi-annually in arrears on each Interest Payment Date of each year, commencing on March 28, 2013.  Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from March 28, 2013.  The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest (“Defaulted Interest”) without regard to any applicable grace periods at the interest rate shown on this Note, as provided in the Indenture.

All payments made by the Company in respect of the Notes shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Peru or any jurisdiction where the Company is incorporated or resident for tax purposes or from or through which any payment in respect of the Notes is made by the paying agent or the Company, or any political subdivision thereof (a “Relevant Jurisdiction”), or any taxing authority of a Relevant Jurisdiction, unless such withholding or deduction is required by law or by the interpretation or administration thereof.  In that event, the Company shall pay to each Holder of the Notes Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.

2.             Method of Payment

Prior to 12:00 noon (New York City time) at least one Business Day prior to the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest.  The Company shall pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date.  If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay principal and interest in U.S. Dollars.

Payments in respect of Notes represented by a Global Note (including principal and interest) shall be made by the transfer of immediately available funds to the accounts specified by DTC.  The Company shall make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof.

3.             Paying Agent and Registrar

Initially, Deutsche Bank Trust Company Americas (the “Trustee”), shall act as Trustee, Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4.             Indenture

The Company originally issued the Notes under an Indenture, dated as of March 28, 2013 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture.  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.  Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

The Notes are senior unsecured obligations of the Company.  Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Additional Notes.  All Notes shall be treated as a single class of securities under the Indenture.

The Indenture imposes certain limitations, subject to certain exceptions, on, among other things, the ability of the Company and its Significant Subsidiaries to incur Liens, enter into Sale and Leaseback Transactions, or consolidate or merge or transfer or convey all or substantially all of the Company’s assets.

5.             Optional Redemption

(a)           Optional Redemption with a Make-Whole Premium.  The Company may redeem the Notes, in whole but not in part, at any time, at its option, at a redemption price equal to the greater of (1) 100% of the outstanding principal amount of the Notes, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 45 basis points, in each case plus accrued and unpaid interest and Additional Amounts, if any, to but excluding the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means (1) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, or their respective Affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City selected from time to time by Compañía Minera Milpo; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer by 3:30 p.m. (New York City time) on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated yield to maturity of the Comparable Treasury Issue.  In determining the treasury rate, the price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) will be assumed to be equal to the Comparable Treasury Price for such redemption date.

(b)           Optional Redemption Upon Tax Event.  The Notes may be redeemed, in whole but not in part, at the Company’s option, at a redemption price equal to 100% of the outstanding principal amount of the Notes, plus accrued and unpaid interest thereon and Additional Amounts, if any, to, but excluding, the redemption date, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Peru or any political subdivision or taxing authority thereof or therein, or any change in the official application, administration or official interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) in Peru, or any political subdivision or taxing authority thereof or therein, or any change in the application, administration or official interpretation of such laws, regulations or rulings in Peru, the Company has or will become obligated (1) to pay Additional Amounts in excess of the Additional Amounts that the Company would pay if payments in respect of the Notes were subject to deduction or withholding at a rate equal to the withholding tax rate imposed by Peru as of the Closing Date, or (2) if Additional Amounts are payable in respect of value-added tax or if payment of principal, premium, if any, or interest on the Notes is subject to value-added tax and, in each case, such value-added tax no longer results in a tax credit of equal or greater magnitude than the tax credit available as of the Closing Date, and such obligation or reduction in tax credit cannot be avoided by the Company taking reasonable measures available to it; provided, however, that for the avoidance of doubt, reasonable measures shall not include changing the jurisdiction of the Company or the incurrence of material out-of-pocket costs by the Company or its Affiliate.

At least five Business Days prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company shall deliver to the Trustee:

(i)            an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and that it cannot avoid the obligations to pay Additional Amounts by taking reasonable measures available to it; and

(ii)           an Opinion of Counsel or an opinion of a tax consultant of recognized standing with respect to tax matters of Peru that the requirement to pay such Additional Amounts results from such change or amendment referred to in this paragraph.

This notice, once delivered by the Company to the Trustee, will be irrevocable.

The Company shall give notice of any redemption at least 30 days, but no more than 60 days prior to the earliest date on which it would be obligated to pay such Additional Amounts to the Trustee, which shall, in turn, provide notice to Holders of Notes as set forth below.

(c)           Optional Redemption Procedures.  The Company shall mail, or cause to be mailed, a notice of redemption to each holder and the Trustee (which, in the case of Global Notes, will be DTC) by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the redemption date, to the address of each holder as it appears on the register maintained by the Registrar.  A notice of redemption may be conditional.

In the event that less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which Notes are listed or if such securities exchange has no requirement governing redemption or the Notes are not then listed on a securities exchange, on a pro rata basis or by lot (or, in the case of Notes issued in global form, the Notes will be redeemed by lot or by such other method as the Trustee in its sole discretion shall deem to be appropriate and in accordance with the applicable procedures of DTC).

Unless the Company defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes called for redemption.

The Company may enter into an arrangement under which the Company or a subsidiary of the Company may, in lieu of redemption by the Company, purchase for a purchase price equal to the full redemption price any Note to be redeemed pursuant to provisions described under Article V of the Indenture.

6.             Change of Control Offer

Not later than 30 days following a Change of Control that results in a Ratings Decline, the Company shall make an offer to purchase all Outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon and Additional Amounts, if any, to, but excluding, the Purchase Date (a “Change of Control Offer”).

A Change of Control Offer must be made by written offer (a copy of which shall be delivered to the Trustee), which will specify the principal amount of Notes subject to the offer and the purchase price.  The offer must specify an expiration date (the “Expiration Date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “Purchase Date”) not more than five Business Days after the Expiration Date.  The offer must contain instructions and materials necessary to enable Holders to tender Notes pursuant to the offer.  The Company shall comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable laws in making any Change of Control Offer, and the above procedures will be deemed modified as necessary to permit such compliance.

7.             Form, Denomination and Title

The Notes will be issued in fully registered form without coupons attached in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

Notes sold in offshore transactions in reliance on Regulation S will be represented by one or more permanent global Notes in fully registered form without coupons deposited with a custodian for and registered in the name of a nominee of DTC for the accounts of Euroclear and Clearstream.  Notes sold in reliance on Rule 144A will be represented by one or more permanent global Notes in fully registered form without coupons deposited with a custodian for and registered in the name of a nominee of DTC.  Beneficial interests in the global Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream.  Except in certain limited circumstances, definitive registered Notes will not be issued in exchange for beneficial interests in the global Notes.

Title to the Notes will pass by registration in the register.  The Holder of any Note will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, writing on, or theft or loss of, the definitive Note issued in respect of it) and no Person will be liable for so treating the Holder.

8.             Transfer of Notes

Notes may be transferred in whole or in part in an authorized denomination upon the surrender of the Note to be transferred, together with the form of transfer endorsed on it duly completed and executed, at the specified office of the Registrar or the specified office of any Transfer Agent. Each new Note to be issued upon exchange of Notes or transfer of Notes will, within three Business Days of the receipt of a request for exchange or form of transfer, be mailed at the risk of the Holder entitled to the Note to such address as may be specified in such request or form of transfer. Notes will be subject to certain restrictions on transfer as more fully set out in the Indenture.  Transfer of beneficial interests in the global Notes will be effected only through records maintained by DTC and its participants.

Transfer will be effected without charge by or on behalf of the Company, the Registrar or the Transfer Agents, but upon payment, or the giving of such indemnity as the Registrar or the relevant Transfer Agent may require, in respect of any tax or other governmental charges which may be imposed in relation to it.  The Company is not required to transfer or exchange any Note selected for redemption.

No Holder may require the transfer of a Note to be registered during the period of 15 days ending on the due date for any payment of principal, premium, if any, or interest on that Note.

9.             Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes.

10.          Unclaimed Money

Subject to applicable law, the Trustee and the paying agents will pay to the Company upon written request and subject to any relevant unclaimed property laws and regulations any monies held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years, and, thereafter, Holders entitled to such monies must look to the Company for payment as general creditors.  After the return of such monies by the Trustee or the paying agents to the Company, neither the Trustee nor the paying agents will be liable to the Holders in respect of such monies.

11.          Discharge Prior to Redemption or Maturity

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Dollars or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

12.          Amendment, Waiver

(a)           Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may, among other things, amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency therein or to make any other changes which do not adversely affect the rights of any of the Holders in any material respect.

(b)           Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes or by adoption of resolutions at a meeting of Holders of at least a majority of the Outstanding Notes and (ii) any Default or Event of Default under the Indenture (except a Default in the payment of the principal of, premium, if any, or interest on any Notes) may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes or by adoption of resolutions at a meeting of Holders of at least a majority of the Outstanding Notes.  However, without the consent or affirmative vote of each Holder affected thereby, no amendment may, among other things, reduce the rate of or extend the time for payment of interest on any Note; reduce the principal of or extend the Stated Maturity of any Note; reduce the amount payable upon redemption of any Note or change the time at which any Note may be redeemed; change the currency or place of payment of principal of, premium, if any, or interest on, any Note; impair the right to institute suit for the enforcement of any payment on or with respect to any Note; waive a Default or Event of Default in the payment of principal of, premium, if any, and interest on the Notes; or reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver.

13.          Defaults and Remedies

Subject to certain exceptions set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default, which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.          Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.          No Recourse Against Others

No past, present or future incorporator, director, officer, employee, shareholder or controlling Person, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claims based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

16.          Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17.          Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.          CUSIP or ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP or ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.          Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

20.          Currency of Account; Conversion of Currency

U.S. Dollars is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or the Indenture.  The Company shall indemnify the Holders as provided in respect of the conversion of currency relating to the Notes and the Indenture.

21.          Agent for Service; Submission to Jurisdiction; Waiver of Immunities

The parties hereto have agreed that any suit, action or proceeding arising out of or based upon the Indenture or the Notes may be instituted in any New York state or U.S. federal court in The City of New York, New York.  The parties hereto have irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury, any objection they may now or hereafter have to the laying of venue of any such proceeding, and any claim they may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum and any right to the jurisdiction of any other courts to which any of them may be entitled, on account of place of residence or domicile.  The Company has appointed National Corporate Research, Ltd. with offices currently at 10 East 40th Street, 10th Floor, New York, New York 10016, as its authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any New York state or U.S. federal court in The City of New York, New York.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to it or any of their property, the Company has irrevocably waived and agreed not to plead or claim such immunity in respect of its obligations under the Indenture or the Notes.

Nothing in the preceding paragraph shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type.  Requests may be made to:

Compañía Minera Milpo S.A.A.

Av. San Borja Norte N° 523 – San Borja Lima 41 – Perú

Attention: Gerencia Corporativa de Finanzas

With a copy to: Gerencia de Finanzas and Gerencia Legal

Fax No.: (511) 710-5544

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Social Security or Tax I.D. Number)

and irrevocably appoint                    to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

[To be attached to Global Notes only]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.9 of the Indenture, check the box:

Section 3.9 ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.9 of the Indenture, state the principal amount (which principal amount must be U.S.$200,000 or an integral multiple of U.S.$1,000 in excess thereof) that you want to have purchased by the Company:  U.S.$

Date:	Your Signature
(Sign exactly as your name appears on the other side of this Note)

Tax Identification No.:

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

EXHIBIT B

FORM OF CERTIFICATE FOR TRANSFER TO QIB

[Date]

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 27th Floor

Mail Stop: NYC60-2710

New York, New York 10005

USA

Attn: Corporates Team, Compania Minera Milpo S.A.A.

Facsimile: (732) 578-4635

With a copy to:

Deutsche Bank National Trust Company
for Deutsche Bank Trust Company Americas
Trust and Agency Services

100 Plaza One – 6th Floor

MSJCY03-0699

Jersey City, NJ 07311-3901

USA

Attn: Corporates Team, Compania Minera Milpo S.A.A.

Facsimile: (732) 578-4635

Re:                             4.625% Senior Notes due 2023 (the “Notes”)
of Compañía Minera Milpo S.A.A. (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of March 28, 2013 (as amended and supplemented from time to time, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to U.S.$            aggregate principal amount of Notes [in the case of a transfer of an interest in a Regulation S Global Note:  , which represents an interest in a Regulation S Global Note] beneficially owned by the undersigned (the “Transferor”) to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to

B-1

which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

B-2

EXHIBIT C

FORM OF CERTIFICATE FOR TRANSFER
PURSUANT TO REGULATION S

[Date]

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 27th Floor

Mail Stop: NYC60-2710

New York, New York 10005

USA

Attn: Corporates Team, Compania Minera Milpo S.A.A.

Facsimile: (732) 578-4635

With a copy to:

Deutsche Bank National Trust Company
for Deutsche Bank Trust Company Americas
Trust and Agency Services

100 Plaza One – 6th Floor

MSJCY03-0699

Jersey City, NJ 07311-3901

USA

Attn: Corporates Team, Compania Minera Milpo S.A.A.

Facsimile: (732) 578-4635

Re:                             4.625% Senior Notes due 2023 (the “Notes”)
of Compañía Minera Milpo S.A.A. (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of March 28, 2013 (as amended and supplemented from time to time, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed sale of U.S.$         aggregate principal amount of the Notes [in the case of a transfer of an interest in a Rule 144A Global Note:  , which represent an interest in a 144A Global Note] beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a)           the offer of the Notes was not made to a Person in the United States;

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(b)           either (i) at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e)           we are the beneficial owner of the principal amount of Notes being transferred.

In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

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EXHIBIT D

FORM OF CERTIFICATE FOR TRANSFER
PURSUANT TO RULE 144

[Date]

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 27th Floor

Mail Stop: NYC60-2710

New York, New York 10005

USA

Attn: Corporates Team, Compania Minera Milpo S.A.A.

Facsimile: (732) 578-4635

With a copy to:

Deutsche Bank National Trust Company
for Deutsche Bank Trust Company Americas
Trust and Agency Services

100 Plaza One – 6th Floor

MSJCY03-0699

Jersey City, NJ 07311-3901

USA

Attn: Corporates Team, Compania Minera Milpo S.A.A.

Facsimile: (732) 578-4635

Re:                             4.625% Senior Notes due 2023 (the “Notes”)
of Compañía Minera Milpo S.A.A. (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of March 28, 2013 (as amended and supplemented from time to time, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed sale of U.S.$         aggregate principal amount of the Notes [in the case of a transfer of an interest in a Rule 144A Global Note:  , which represent an interest in a 144A Global Note] beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the U.S. Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

D-1

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

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